Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Independent Auditors”, “Agreement – Conditions of MuniInsured” and “Agreement – Representations and Warranties of MuniYield Insured” and to the incorporation by reference of our report dated December 18, 2003 for MuniYield Insured Fund, Inc. in the Registration Statement (Form N-14 Securities Act File No. 333-113433 and Investment Company Act File No. 811-6540) and related Combined Proxy Statement and Prospectus of MuniYield Insured Fund, Inc. and MuniInsured Fund, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey April 14, 2004